Full Year and Fourth Quarter 2019 Financial Results and Dividend Payment

FHLBank Pittsburgh announced today the following 2019 financial highlights:

•	Net income of $316.9 million

•	Advances of $65.6 billion

•	Retained earnings at $1.3 billion

These results reflect our membership’s activity and allow the cooperative to set aside a meaningful contribution to our affordable housing programs.

Additionally, the Bank’s Board of Directors declared quarterly, annualized dividends of:

•	7.75 percent on activity stock

•	4.50 percent on membership stock

Dividends will be calculated on your institution’s average capital stock held from Oct. 1 to Dec. 31, 2019, and will be credited to your Demand Deposit Account (DDA) tomorrow, Feb. 21. To estimate the amount of your institution’s dividend payment, please use the “Capital Stock Dividend Calculator” on Bank4Banks®.

More information is included in the attached release. As a reminder, our quarterly member conference call is scheduled for Tuesday, Feb. 25, at 9 a.m. Click here to register for the call.

“Bank4Banks” is a registered trademark of the Federal Home Loan Bank of Pittsburgh.

Feb. 20, 2020 | 20-24